UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2007

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 Main Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K) and in the exhibit included as part of this report, “Reliant” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant and its subsidiaries.

Item 1.01   Entry into a Material Definitive Agreement.

Item 1.02   Termination of Material Definitive Agreement.

The events described below occurred in connection with Reliant’s comprehensive refinancing program publicly announced on May 23, 2007.

Credit Agreements.  On June 12, 2007, Reliant entered into a Credit and Guaranty Agreement with Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corporation, ABN AMRO Bank N.V. and Bear, Stearns Corporate Lending Inc. and the guarantors referred to therein (the “Credit Agreement”).  The Credit Agreement includes a revolving credit facility in the amount of $500 million and a pre-funded L/C facility in the amount of $250 million. The revolving credit facility matures in June 2012 and the pre-funded L/C facility matures in June 2014.  The credit facilities bear interest at LIBOR plus 1.75% or a base rate plus 0.75%.  Reliant’s subsidiaries, except subsidiaries prohibited by the terms of their financing or other documents from doing so, guarantee the credit facilities.  We are required to achieve specified levels for the ratio of adjusted net secured debt to adjusted net earnings (loss) before interest expense, interest income, income taxes, depreciation and amortization (consolidated secured leverage ratio) when loans or letters of credit are outstanding under the revolving credit facility.  The Credit Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

In connection with the entry into the Credit Agreement, on June 12, 2007, Reliant terminated its Third Amended and Restated Credit and Guaranty Agreement dated as of December 1, 2006 (the “Terminated Agreement”).  At the time of its termination, the parties to the Terminated Agreement included the same parties to the Credit Agreement, except Bear Stearns Corporate Lending Inc. was not a party to the Terminated Agreement.

Supplemental Indentures — New Notes.  On June 13, 2007, Reliant issued and sold in a registered offering $575 million aggregate principal amount of 7.625% Senior Notes due 2014 (the “2014 Notes”) and $725 million aggregate principal amount of 7.875% Senior Notes due 2017 (the “2017 Notes” and, together with the 2014 Notes, the “Notes”).  On June 13, 2007, Reliant entered into a Fourth Supplemental Indenture with respect to the 2014 Notes and a Fifth Supplemental Indenture with respect to the 2017 Notes with Wilmington Trust Company, as trustee (the “Supplemental Indentures”).  The Supplemental Indentures effect amendments to a senior indenture dated as of December 22, 2004.  The Notes are general unsecured obligations and will be senior in right of payment to all current and future subordinated indebtedness of Reliant.  The Supplemental Indentures are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Other Relationships.  Some of the parties to the Credit Agreement and their respective affiliates perform various financial advisory and investment and commercial banking services for us in the ordinary course of business.  Certain affiliates of the lenders under the Credit Agreement were underwriters for the offering of the Notes, including Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, and Bear Stearns & Co. Inc.   Goldman, Sachs & Co., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as solicitation agents with respect to a solicitation of consents from the holders of our notes offered for tender in the second quarter of 2007.  Merrill Lynch Commodities, Inc., an affiliate of Merrill Lynch Capital Corporation, and other affiliates of Merrill Lynch Commodities, Inc., are parties to our credit sleeve and reimbursement agreement and retail working capital facility.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1	Credit and Guaranty Agreement dated as of June 12, 2007
4.1	Fourth Supplemental Indenture relating to the 7.625% Senior Notes due 2014, dated as of June 13, 2007
4.2	Fifth Supplemental Indenture relating to the 7.875% Senior Notes due 2017, dated as of June 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: June 15, 2007	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT LIST

Exhibit Number	Exhibit Description

1.1	Credit and Guaranty Agreement dated as of June 12, 2007
4.1	Fourth Supplemental Indenture relating to the 7.625% Senior Notes due 2014, dated as of June 13, 2007
4.2	Fifth Supplemental Indenture relating to the 7.875% Senior Notes due 2017, dated as of June 13, 2007